UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2016

Molycorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Plaza Tower One, Suite 1610 6400 South Fiddlers Green Circle Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 843-8040

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03    Bankruptcy or Receivership.
As previously disclosed, on June 25, 2015, Molycorp, Inc. (the "Company"), certain of its direct and indirect wholly owned domestic subsidiaries and certain of its foreign subsidiaries in Canada, Barbados and Luxembourg (collectively with the Company, the "Debtors") each commenced a case (collectively, the "Chapter 11 Cases") by filing a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Court"). Throughout the Chapter 11 Cases, the Company and 14 of the other Debtors (the "Plan Debtors") continued in possession of their properties and managed their businesses, as debtors-in-possession, in accordance with applicable provisions of the Bankruptcy Code and order of the Court.1 The Company's operating subsidiaries in Hong Kong, China, Thailand, Japan, Korea, Germany, United Kingdom, Estonia and Singapore were not Debtors in the Chapter 11 Cases. In addition, the Company's majority owned joint venture in Quapaw, Oklahoma, is not a Debtor under the Chapter 11 Cases. The Chapter 11 Cases were styled In re Molycorp Inc., et al., U.S. Bankruptcy Court, District of Delaware, Case No. 15-11357.
On April 13, 2016, the Court entered an order separating the bankruptcy cases for Debtor Molycorp Minerals, LLC and five of the other Debtors (collectively, the "Molycorp Minerals Debtors") and directing the United States Trustee to appoint a chapter 11 trustee for the Molycorp Minerals Debtors.2 On May 2, 2016, the Court entered an order approving the appointment of Paul E. Harner as the chapter 11 trustee (the "Chapter 11 Trustee"). The Molycorp Minerals Debtors' bankruptcy cases are being administered jointly as In re Molycorp Minerals, LLC, et al., U.S. Bankruptcy Court, District of Delaware, Case No. 15-11371. The Molycorp Minerals Debtors remain in chapter 11; however, the Chapter 11 Trustee has filed a motion to dismiss the Molycorp Minerals Debtors' bankruptcy cases [Case No. 15-11371, Docket No. 74] (the "Motion to Dismiss"). The Motion to Dismiss currently is scheduled to be heard by the Court in September 2016.
On April 8, 2016, the Court entered an order (the "Confirmation Order") approving the Fourth Joint Amended Plan of Reorganization (the "Plan") for certain of the Debtors (the "Plan Debtors"). Confirmation of the Plan is one of the final steps before the Company will be able to emerge from Chapter 11 protection as a newly reorganized company.
On August 31, 2016, the Plan Debtors emerged from the Chapter 11 Cases (the "Effective Date").
Item 3.03.    Material Modification to Rights of Security Holders.
Pursuant to the Plan and the Confirmation Order, all equity interests in the Company (including outstanding shares of preferred stock, common stock, options, warrants or contractual or other rights to acquire any equity interests in the Company) were cancelled on the Effective Date and are not entitled to receive any distributions on account of such equity interests.

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[1] The "Plan Debtors" are the following 15 entities: Molycorp, Inc.; Magnequench, Inc.; Magnequench International, Inc.; Magnequench Limited; MCP Callco ULC; MCP Canada Holdings ULC; MCP Canada Limited Partnership; MCP Exchangeco Inc.; Molycorp Chemicals & Oxides, Inc.; Molycorp Luxembourg Holdings S.à r.l.; Molycorp Metals & Alloys, Inc.; Molycorp Minerals Canada ULC; Molycorp Rare Metals Holdings, Inc.; Molycorp Rare Metals (Utah), Inc.; Neo International Corp.

[2] The "Molycorp Minerals Debtors" are the following six entities: Industrial Minerals, LLC; Molycorp Advanced Water Technologies, LLC (1628); Molycorp Minerals, LLC; PP IV Mountain Pass, Inc.; PP IV Mountain Pass II, Inc.; RCF IV Speedwagon Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.

	By:	/s/ Michael F. Doolan
	Name:	Michael F. Doolan
	Title:	Executive Vice President and Chief Financial Officer

Date: August 31, 2016